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                                   EXHIBIT 21
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                                   EXHIBIT 21

                    SUBSIDIARIES OF NBC CAPITAL CORPORATION

                                          Jurisdiction
                                               of
              Name of Subsidiary          Incorporation
              ------------------          -------------
      National Bank of Commerce           National Bank
      First National Finance Corporation   Mississippi